Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

MAIA BIOTECHNOLOGY, INC.

(the “Corporation”)

1.Stockholders

(a)Annual Meeting. Annual meetings of stockholders may be held within or without the State of Delaware, as may be determined from time to time by the Board of Directors. Furthermore, the Board of Directors may, in its sole discretion, determine that the meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication. Any other proper business may be transacted at the annual meeting. If no date for the annual meeting is established or said meeting is not held on any date established as provided above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

(b)Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, a President, Secretary or by the Board of Directors. Special meetings of the stockholders may also be called upon delivery to the Secretary of the Corporation of one or more written demands for a special meeting of the stockholders describing the purposes of that meeting and signed and dated by the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at that meeting. The call for the meeting shall state the place, date, hour and purposes of the meeting. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

(c)Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary (or other person authorized by these Bylaws or by law) not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Certificate of Incorporation or under these Bylaws is entitled to such notice. If mailed, notice is given when deposited in the mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears in the records of the Corporation. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(d)Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

(e)Voting and Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by either written proxy or by a transmission permitted by Section 212(c) of the DGCL, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

(f)Action at Meeting.

(i)Subject to subsection (ii) below, when a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except as may be otherwise required by law, by the Shareholders Agreement, by the Certificate of Incorporation, or by these Bylaws. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

(ii)The Corporation may not, without the approval of those stockholders holding more than seventy-five percent of then-outstanding voting capital stock (the “Stockholder Supermajority”):

(A)do any act that would make it impossible to carry on the ordinary business of the Corporation, including, without limitation, make, execute or deliver any general assignment for the benefit of creditors, commence a bankruptcy action or receivership proceeding with respect to the Corporation or confess a judgment on behalf of the Corporation;

(B)effect a merger, consolidation or any other type of reorganization;

(C)lease, sell, transfer or otherwise dispose of all, or substantially all, of the assets; and

(D)dissolve, wind-up or liquidate the Corporation.

(g)Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if one is elected, or in his or her absence, the Vice Chairman of the Board, if one is elected, or if neither is elected or in their absence, the CEO or the President. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board, the Vice Chairman of the Board or a President is unable to do so for any reason.

(h)Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(i)Action without a Meeting. Any action required or permitted by law or these Bylaws to be taken at any annual or special meeting of stockholders of a corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (unless an alternate minimum number of votes is required in another section of these Bylaws), and such consent or consents shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business in Chicago or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Delivery made to its principal place of business or an officer or agent may be by hand, regular mail, facsimile, e-mail or similar electronic transmission. Every written consent shall bear the date of signature and no written consent shall be effective unless, within sixty (60) days of the earliest dated consent delivered pursuant to these Bylaws, written consents signed by a sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in these Bylaws. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(j)Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1(j) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

2.Directors

(a)Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

(b)Number; Qualification. The number of directors which shall constitute the whole board shall be ten (inclusive of the Chairman and the Vice-Chairman). The number of Directors constituting the whole board may be changed by the vote of at least seventy-five percent of the number of current Directors (“Director Supermajority”). Directors need not be stockholders, but each Director shall be a natural person. If a person has served as a Director on the Board and has been removed for cause, such person shall not be eligible to serve on the Board in the future.

(c)Initial Directors and Chairmen; Terms; Classification of Board. The initial sole Director or the Incorporator shall serve as a Director and as the initial Chairman of the Board. Thereafter, the Chief Executive Officer shall serve as Chairman of the Board. The initial sole Director shall appoint the remaining Directors and the initial Vice Chairman of the Board by written resolution. The terms of the Chairman and Vice Chairman shall be as set forth in Section 2(d).

The Directors, subject to any rights of the holders of shares of any class or series of preferred stock of the Corporation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. The Board of Directors may assign members of the Board already in office to the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board.

Class I will consist of two Shareholder Directors (as defined and set forth in the Shareholders Agreement) and one Management Director (as defined and set forth in the Shareholders Agreement), and their terms will expire at the 2020 annual meeting of the stockholders. Class II will consist of one Shareholder Directors and two Management Director, and their terms will expire at the 2021 annual meeting of the stockholders. Class III will consist of one Shareholder Directors and one Management Director, and their terms will expire at the 2022 annual meeting of stockholders. For purposes of this section of the Bylaws, the Vice Chairman of the Board shall fall within the definition of a Management Director. Unless required by law, the Chairman of the Board shall not be assigned to any particular class of Directors.

Notwithstanding the above, the term of each Director shall continue until the election and qualification of a successor and be subject to such Director’s earlier death, resignation or removal. Thereafter, at each annual meeting of stockholders of the Corporation, subject to any rights of the holders of shares of any class or series of preferred stock of the Company, the successors of the Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

(d)Chairman, Vice Chairman.

(i)Chairman - The initial sole Director or the Incorporator shall serve as the initial Chairman of the Board. Thereafter, the Chief Executive Officer shall serve as a Director and Chairman of the Board, holding a dedicated seat on the Board. A person must hold at least 100,000 shares of Common Stock of the Corporation in order to be eligible to serve as Chairman of the Corporation. The Chief Executive Officer shall continue to serve as Chairman until death, resignation or removal as Chief Executive Officer position either with or without cause by a vote of a Supermajority of the Directors (i.e., 75% of Directors). In the event the Chief Executive Officer dies, resigns or is removed and a successor Chief Executive Officer is not immediately appointed by the Board of Directors, the Directors then in office shall temporarily fill the vacancy in the Chairman position by electing from its members, by majority vote, an Interim Chairman who shall serve under the successor Chief Executive Officer is appointed and assumes the position of Chairman.

(ii)Vice Chairman - The initial sole Director shall appoint the initial Vice Chairman of the Board by written resolution. A person must serve as a Director and hold at least 100,000 shares of Common Stock of the Corporation in order to be eligible to serve as Vice Chairman. Such person need not be an officer of the Corporation.

(1)The initial Vice Chairman shall continue to service until death, resignation or removal from the Vice Chairman position either with or without cause by a majority vote of the Directors. In the event the initial Vice Chairman dies, resigns or is removed as Vice Chairman, the Chairman shall temporarily fill the vacancy in the Vice Chairman position by selecting from the remaining Directors an Interim Vice Chairman who shall serve until the next annual or special shareholders Meeting, at which time the Shareholders shall vote to elect a Vice Chairman to fill such vacancy in accordance with the requirements of the Shareholders Agreement.

(2)Thereafter, the Vice Chairman shall continue to service as Vice Chairman until death, resignation or removal from the Vice Chairman position either with or without cause by a majority vote of the Directors. Notwithstanding the above, given the classified Board provisions of these Bylaws, after being removed as Vice Chairman such person may continue to serve as a Director and may not be removed as a Director by a majority vote of the Directors unless there is cause.

(e)Vacancies in Board; Reduction of Board. A majority of the directors then in office, although less than a quorum, or a sole remaining Director, may, but is not required to, fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of Directors until the next annual or special meeting of the Shareholders at which time the Shareholders shall vote to elect a Director or Directors to fill such vacancy or vacancies in accordance with the requirements of the Shareholders Agreement.

(f)Tenure. Except as otherwise provided by law and Sections 2(c) and 2(d) of these Bylaws, Directors shall hold office for a term of three years or until their death, resignation or removal as addressed in Section 2(g) of these Bylaws. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(g)Removal. To the extent permitted by law, any director may be removed from office only with cause by vote of the holders of a majority of the shareholders entitled to vote in the election of directors.

(h)Meetings. Regular and special meetings of the board of directors may be held within or without the State of Delaware, as may be determined from time to time by the Board of Directors. Furthermore, the Board of Directors may, in its sole discretion, determine that the meeting of the board of directors shall not be held at any place, but may instead be held solely by means of remote communication (i.e., conference call, Internet meeting, etc.).  Special meetings of the Board of Directors may be called, orally or in writing, by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, the President, or by two or more Directors, designating the time, date and place thereof.

(i)Notice of Meetings. Notice of the time, date and place of all regular and special meetings of the Board of Directors shall be given to each director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting. Notice shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communications, sent to such director’s business or home address or email at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address at least forty-eight (48) hours in advance of the meeting.

(j)Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

(k)Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, unless otherwise provided in the following sentence, a majority of the directors present may take any action on behalf of the Board of Directors If there are two (2) or fewer Directors, any action to be taken by the Board of Directors shall require the approval of all Directors.

(l)Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by that number of Directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Directors entitled to vote thereon were present and voted, and such consent or consents shall be delivered to an officer or agent of the corporation by hand, regular mail, facsimile, e-mail or similar electronic transmission. Such consents shall be filed with the records of the meetings of the Board of Directors.

(m)Committees. The Board of Directors may, by resolution passed by a majority of the Directors, establish one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these Bylaws.

Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these Bylaws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time.

3.Officers

(a)Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, and such other officer positions, including, without limitation a

President, a Chief Business Officer, Chief Scientific Officer, Chief Medical Officer, a Chief Financial Officer and a Chief Operating Officer, and such other officer positions as the Board of Directors may determine and authorize from time to time.

(b)Appointment. Any officer position created by the Board of Directors shall be filled as follows. The initial Chief Executive Officer shall be chosen by the Board of Directors at its annual meeting or at any other meeting, or by written consent of the Board of Directors. In the event the Chief Executive Officer dies, resigns or is removed pursuant to Section 3(e) below, a successor shall be chosen in the same way. All other officers shall be appointed by the Chief Executive Officer.

(c)Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of such officer’s duties in such amount and with such sureties as the Board of Directors may determine.

(d)Tenure; Terms. The Chief Executive Officer shall hold office for a term of three years, and until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Such term shall automatically be renewed unless a Director Supermajority votes to not renew the incumbent Chief Executive Officer prior to the end of his or her current term. The Chief Executive Officer’s three-year term shall be deemed to commence on the date the Board of Director elects such person as provided in Section 3(b) of these Bylaws above. All other officers shall serve for such duration, upon such conditions, as may be provided by the Chief Executive Officer. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Nothing in these Bylaws shall be construed to limit any officer’s right, set forth in any written contract between such officer and the Corporation, to damages for a termination in breach of such written contract.

(e)Removal. A Director Supermajority may remove the Chief Executive Officer with or without cause at any time. The Chief Executive Officer may remove any other officer with or without cause in the Chief Executive Officer’s discretion.

(f)Vacancies. Any vacancy in the office of Chief Executive Officer may be filled for the unexpired portion of the term by the Board of Directors by majority vote. Any vacancy in any other office shall be filled by the Chief Executive Officer.

(g)Chairman of the Board and Vice Chairman. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate. Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

(h)Powers and Duties. The Chief Executive Officer shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. All other officers shall have such powers and shall perform such duties as provided by the Chief Executive Officer. The Chief Executive Officer shall report to the Board of Directors. The other Officers shall report to the Chief Executive Officer.

(i)Secretary and Assistant Secretaries. The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In the absence of the Secretary from any such meeting a person designated by the Chairman of the Board, shall record the proceedings thereof. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors. Any Assistant Secretary, if any, shall have such powers and perform such duties as the Board of Directors may from time to time designate.

(j)Other Powers and Duties. Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

4.Capital Stock

(a)Uncertificated Stock. All shares of the Corporation shall be uncertificated, as provided under Delaware law. A record shall be kept of the respective names of the persons, firms or corporations owning the stock of the Corporation, the number of shares held by such persons, firms or corporations and the respective dates of issuance, and in case of cancellation, the respective dates of cancellation. Within a reasonable time after the issuance or transfer of uncertificated stock and upon the request of a stockholder, the corporation shall send to the record owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s certificate of incorporation, these bylaws, any agreement among stockholders or any agreement between stockholders and the corporation. The Corporation shall be permitted to issue fractional shares.

(b)Terms Set by Board. The Board shall have authority to adopt a Resolution of the Board providing for the creation and issuance of stock rights and options and state the terms upon which, including the time or times which may be limited or unlimited in duration, at or within which, and the consideration (including a formula by which such consideration may be determined) and for which any such shares may be acquired from the corporation upon the exercise of any such rights or options. In every case, such terms shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. A formula by which such consideration may be determined may include or be made dependent upon facts ascertainable outside the formula, provided the manner in which such facts shall operate upon the formula is clearly and expressly set forth in the formula or in the resolution approving the formula. In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

(c)Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by a duly executed stock transfer power or other proper transfer instructions from the registered owner of such uncertificated shares.

(d)Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

(e)Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date on which the record date for stockholder consent without a meeting is established, nor more than sixty (60) days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (ii) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.Indemnification

(a)Definitions. For purposes of this Section 5:

(i)“Corporate Status” describes the status of a person who is serving or has served (A) as a Director of the Corporation, (B) as an Officer of the Corporation, (C) as a Non-Officer Employee of the Corporation, or (D) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity for which such person is or was serving at the request of the Corporation. For purposes of this Section 5(a)(i), a Director, Officer or Non-Officer Employee of the

Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(ii)“Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(iii)“Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(iv)“Expenses” means all reasonable attorney fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(v)“Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(vi)“Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(vii)“Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation;

(viii)“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(ix)“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

(b)Indemnification of Directors and Officers. Subject to the operation of Section 5(d) of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in subsections (i) through (iv) of this Section 5(b).

(i)Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(ii)Actions, Suits and Proceedings by or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 5(b)(ii) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(iii)Survival of Rights. The rights of indemnification provided by this Section 5(b) shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(iv)Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

(c)Indemnification of Non-Officer Employees. Subject to the operation of Section 5(d) of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 5(c) shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.

(d)Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Section 5 to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (i) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (ii) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (iii) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

(e)Advancement of Expenses to Directors Prior to Final Disposition.

(i)The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (A) authorized by the Board of Directors of the Corporation, or (B) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(ii)If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Section 5 shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(iii)In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

(f)Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(i)The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(ii)In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

(g)Contractual Nature of Rights.

(i)The provisions of this Section 5 shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Section 5 is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Section 5 nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 5 shall eliminate or reduce any right conferred by this Section 5 in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Section 5 shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(ii)If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Section 5 shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(iii)In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

(h)Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Section 5 shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

(i)Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the

Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Section 5.

(j)Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Section 5 as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Section 5 owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

(k)Exceptions. Notwithstanding any other provision of this Agreement, the Corporation shall not be obligated pursuant to the terms of these Bylaws:

(i)Excluded Action or Omissions. To indemnify any indemnified party for acts, omissions or transactions if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is prohibited by applicable law.

(ii)Claims Initiated by any indemnified party. To indemnify Expenses or Liabilities or advance Expenses to any indemnified party with respect to claims initiated or brought voluntarily by such indemnified party and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under these Bylaws or any other agreement or insurance policy or under the Corporation’s Certificate of Incorporation now or hereafter in effect relating to such person’s indemnification rights, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether indemnified party ultimately is determined to be entitled to such indemnification, advance Expense payment or insurance recovery, as the case may be.

(iii)Lack of Good Faith. To indemnify any indemnified party for any Expenses or Liabilities incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret its indemnification rights under the Bylaws, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous.

(iv)Claims Under Section 16(b). To indemnify any indemnified party for the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided that the Corporation shall advance Expenses in connection with the indemnified party’s defense of a claim under

Section 16(b), which advances shall be repaid to the Corporation if it is ultimately determined that the indemnified party is not entitled to indemnification of such Expenses.

6.Miscellaneous Provisions

(a)Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

(b)Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

(c)Execution of Instruments. Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chief Executive Officer or the President, or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

(d)Voting of Securities. Unless the Board of Directors otherwise provides, the Chief Executive Officer, the President, any Vice President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

(e)Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

(f)Corporate Records. The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent. Any Shareholder shall have the right, from time to time during normal business hours and upon reasonable notice, to examine such records and to make copies and notes therefrom.

(g)Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

(h)Amendments. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the vote of the Stockholder Supermajority or by the vote of the Board Supermajority; provided, that (a) the Board of Directors may not alter, amend or repeal any provision of these Bylaws which by law, by the Certificate of Incorporation or by these Bylaws requires action by the stockholders and (b) any alteration, amendment or repeal of these Bylaws by the Board Supermajority and any new By-law adopted by the Board Supermajority may be altered, amended or repealed by the Stockholder Supermajority.

(i)Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting needs to be specified in any written waiver or any waiver by electronic transmission.

I hereby certify this is a true and accurate copy of the Amended and Restated Bylaws, which were duly approved by the Board of Directors, with an effective date as of February 29, 2020. Signature pages of the Directors approving this amended agreement are maintained in DocuSign.

/s/ Leigh-Ann Durant
Leigh-Ann Durant
Secretary of MAIA Biotechnology, Inc.